Exhibit 3.3

FORM OF AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF
PBT LAND AND MINERALS, INC.

PBT Land and Minerals, Inc., a for-profit corporation organized and existing under the laws of the State of Texas (the “Corporation”), hereby certifies that:

FIRST: The original Certificate of Formation of the Corporation (the “Original Certificate of Formation”) was filed with the Secretary of State of the State of Texas on June 18, 2026, and the file number assigned to the Corporation by the Secretary of State is 806664566.

SECOND: This Amended and Restated Certificate of Formation of the Corporation (this “A&R Certificate of Formation”) amends and restates the Original Certificate of Formation in its entirety and has been duly adopted in accordance with the provisions of the Texas Business Organizations Code (as it presently exists or may hereafter be amended from time to time, the “TBOC”), including Section 3.059 therein, and approved in the manner required by the TBOC and the governing documents of the Corporation.

THIRD: This A&R Certificate of Formation accurately states the text of the Original Certificate of Formation and each amendment thereto, if any, as further amended by this A&R Certificate of Formation. This A&R Certificate of Formation does not contain any other change to the Original Certificate of Formation except for information permitted to be omitted by the provisions of the TBOC, including Section 3.059(b) therein.

FOURTH: The text of this A&R Certificate of Formation of the Corporation hereby amends and restates the Original Certificate of Formation in its entirety, as follows:

ARTICLE I

Entity Name and Type

The name of the Corporation is PBT LAND AND MINERALS, INC. (the “Corporation”), and the Corporation is a for-profit business corporation.

ARTICLE II

Registered Office and Agent

The address of the registered office of the Corporation in the State of Texas is 1601 Elm St., Suite 4360, Dallas, TX 75201. The name of the registered agent of the Corporation in the State of Texas at such address is Cogency Global Inc.

ARTICLE III

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the Texas Business Organizations Code (the “TBOC”).

ARTICLE IV

Capital Stock

The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 900,000,000 shares, consisting of (i) 500,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) 300,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and together with Class A Common Stock, “Common Stock”), and (iii) 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Subject to the rights of the holders of any series of Preferred Stock then outstanding, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, and, to the fullest extent permitted by the TBOC, no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

As authorized by Section 21.365 of the TBOC, except as otherwise required by this Amended and Restated Certificate of Formation of the Corporation (this “A&R Certificate of Formation”), including the terms of any certificate of designation relating to any series of Preferred Stock, any action of the Corporation which, under the provisions of the TBOC or any other applicable law, is required to be authorized or approved by the affirmative vote of the holders of a specified portion of the shares entitled to vote which is in excess of the majority of all of the then outstanding shares of capital stock entitled to vote on such action shall, notwithstanding any such provision, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote thereon, voting together as a single class. Without limiting the generality of the foregoing, the approval of a “fundamental action” or “fundamental business transaction” as each such term is defined in the TBOC requires the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

To the fullest extent permitted by Section 21.364(e-1) and Section 21.365(b) of the TBOC, notwithstanding any other provision of the TBOC, except as otherwise required by this A&R Certificate of Formation (including the terms of any certificate of designation relating to any series of Preferred Stock), all classes or series of stock shall vote as a single class or series, and separate voting by class or series is not required, for the purpose of approving any matter, including matters specified in Section 21.364(d) of the TBOC and in connection with any “fundamental action” or “fundamental business transaction” as each such term is defined in the TBOC.

A. Class A Common Stock and Class B Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock are as follows:

1. Voting.

(a) Except as otherwise expressly provided by this A&R Certificate of Formation (including the terms of any resolutions or certificate of designation relating to any series of Preferred Stock) or required by applicable law (which law is not waivable in this A&R Certificate of Formation), the holders of shares of Class A Common Stock and Class B Common Stock will (i) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or to be acted upon by written consent of the shareholders of the Corporation, (ii) be entitled to notice of any shareholders’ meeting in accordance with the Amended and Restated Bylaws of the Corporation (as amended from time to time, the “Bylaws”), and (iii) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise provided in this A&R Certificate of Formation (including the terms of any certificate of designation relating to any series of Preferred Stock) or by applicable law (which law is not waivable in this A&R Certificate of Formation), each holder of shares of Common Stock shall be entitled to one vote for each such share of Common Stock held of record by such holder on all matters properly submitted to the shareholders on which the holders of Common Stock are entitled to vote. There shall be no cumulative voting.

(b) Except as otherwise provided by applicable law or by the resolution(s) or any certificate of designation relating to any series of Preferred Stock providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other matters properly submitted to a vote of the shareholders. Notwithstanding any other provision of this A&R Certificate of Formation to the contrary, the holders of Common Stock shall not be entitled to vote or act by written consent on any amendment to this A&R Certificate of Formation (including the terms of any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock unless the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this A&R Certificate of Formation (including the terms of any certificate of designation relating to any series of Preferred Stock) or the TBOC.

2. Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Class A Common Stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as the Board of Directors of the Corporation (the “Board”) in its discretion shall determine. Dividends and other distributions shall not be declared or paid on the Class B Common Stock unless (i) the dividend consists of shares of Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class B Common Stock and in each case is paid proportionally with respect to each outstanding share of Class B Common Stock and (ii) a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class A Common Stock on equivalent terms is simultaneously paid to the holders of Class A Common Stock. If dividends are declared on the Class A Common Stock and/or the Class B Common Stock that are payable in shares of Common Stock, or securities convertible or exercisable into or exchangeable or redeemable for Common Stock, the dividends payable to the holders of Class A Common Stock shall be paid only in shares of Class A Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class A Common Stock), the dividends payable to the holders of Class B Common Stock shall be paid only in shares of Class B Common Stock (or securities convertible or exercisable into or exchangeable or redeemable for Class B Common Stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock and Class B Common Stock, as applicable (or in the same number of securities convertible or exercisable into or exchangeable or redeemable for the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock and/or Class B Common Stock, respectively). In no event shall the shares of either Class A Common Stock or Class B Common Stock be paid a dividend consisting of voting securities or be split, divided, or combined unless the outstanding shares of the other class shall be paid a proportionate dividend consisting of voting securities or be proportionately split, divided or combined, as applicable.

3. No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

4. Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Dissolution Event”), after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the distribution of assets of the Corporation, the holders of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares of Class A Common Stock held by them. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any Dissolution Event.

5. Issuance of Class A Common Stock Upon Redemption/Exchange of Units. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock a number of shares of Class A Common Stock that shall from time to time be sufficient to effect the redemption or exchange, as applicable, of all outstanding Units (as defined in the Amended and Restated Limited Liability Agreement of PBT Land and Minerals OpCo, LLC, a Texas limited liability company (“OpCo”), dated as of [●], 2026 (as the same may be amended, modified, supplemented and/or restated from time to time, the “LLC Agreement”)), on the terms and subject to the conditions set forth in the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of such redemption or exchange of Units by delivery of shares of Class A Common Stock that are held in the treasury of the Corporation or to preclude the Corporation or OpCo from exercising the Cash Election (as defined in the LLC Agreement) with respect to such redemption or exchange of Units. All shares of Class A Common Stock that shall be issued or disposed upon any such redemption will, upon issuance or disposition in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable.

B. Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. For all purposes, this A&R Certificate of Formation shall include each certificate of designation (if any) setting forth the terms of a series of Preferred Stock. The Board is hereby expressly authorized to provide for the issue of any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the TBOC. The Board is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation relating to any series of Preferred Stock.

C. Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of capital stock a number of shares of capital stock in respect of such rights, warrants and options outstanding from time to time.

ARTICLE V

Directors; Shareholder Action

A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided herein or required by law.

B. Election of Directors. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

C. Number of Directors.

1. The number of directors constituting the initial Board is one. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board. Notwithstanding the foregoing, the number of directors constituting the Board shall be seven for so long as any party to the Shareholders’ Agreement, dated on or about the date of effectiveness of this A&R Certificate of Formation, by and among the Corporation, SoftVest, L.P. (“SoftVest”), Blackbeard Security Holdings, LLC (“Blackbeard”) and the shareholders party thereto (the “Shareholders’ Agreement”), a copy of which has been filed with the U.S. Securities and Exchange Commission, has the right to nominate an Investor Nominee pursuant to the terms and conditions of the Shareholders’ Agreement. For purposes of this A&R Certificate of Formation, “Investor Nominee” shall have the meaning ascribed to such term in the Shareholders’ Agreement. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Each director will be entitled to one vote on each matter presented to the Board.

D. Term and Removal. Subject to the rights of the holders of any series of Preferred Stock to elect directors and the then-applicable terms of the Shareholders’ Agreement, each director shall hold office until the annual meeting at which such director’s term expires and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. Subject to the rights of the holders of any series of Preferred Stock to elect directors, any limitations imposed by applicable law, and the then-applicable terms of the Shareholders’ Agreement, any individual director or directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.

E. Vacancies. Subject to any limitations imposed by applicable law, the rights of the holders of any series of Preferred Stock that may be designated from time to time, and the then-applicable terms of the Shareholders’ Agreement, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, may be filled in any manner permitted by the TBOC, including by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director; provided that, any vacancy related to a directorship entitled to be filled by an Investor Nominee pursuant to the terms and conditions of the Shareholders’ Agreement shall be filled in accordance therewith. Any director elected or appointed to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or such director’s earlier death, resignation, retirement, disqualification or removal.

F. Committees. Pursuant to the Bylaws and the terms and conditions of the Shareholders’ Agreement, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

G. Bylaws. The Board is expressly empowered to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the authorized number of directors. The shareholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law (which law is not waivable in this A&R Certificate of Formation) or by this A&R Certificate of Formation, such action by shareholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

H. Action by Written Consent of Shareholders. Any action required or permitted by the TBOC to be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting in which each shareholder entitled to vote on the action is present and votes. Any such action taken by written consent shall be delivered to the Corporation at its principal office.

I. Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of shareholders of the Corporation may be called only by or at the direction of the Board, the chairperson of the Board, the chief executive officer, (to the extent required by the TBOC) the president, or the secretary of the Corporation at the request of the holders of not less than 25% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote at such special meeting (which request is made in accordance with the provisions and requirements of the Bylaws). The Board may cancel (to the extent permitted under the TBOC), postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the shareholders.

ARTICLE VI

Limited Liability; Indemnification

A. To the fullest extent permitted by the TBOC, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in such person’s capacity as a director or officer, except for liability for (i) any breach of their duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty to the Corporation or involve intentional misconduct or a knowing violation of the law, (iii) any transaction from which they received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of their duties, or (iv) an act or omission for which the liability of such person is expressly provided for by an applicable statute, except as permitted by the TBOC. If the TBOC is amended after the filing of this A&R Certificate of Formation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC, as so amended.

B. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) (i) current and former directors, officers, employees and agents or other representatives (as defined by the TBOC) of the Corporation, (ii) any person who is or was serving at the request of the Corporation as a director, officer, employee or agent or other representative (as defined by the TBOC) of another corporation, partnership, joint venture, trust or other enterprise, and (iii) any other persons to which the TBOC permits the Corporation to provide indemnification, through Bylaw provisions, agreements with such agents or other persons, vote of shareholders or disinterested directors or otherwise.

C. Any repeal or modification of this Article VI or adoption of any other provision of this A&R Certificate of Formation inconsistent with this Article VI shall, unless otherwise required by applicable law, only be prospective (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to indemnitees on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect the rights or protections under this Article VI in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE VII

Corporate Opportunities

A. In recognition and anticipation that (x) certain directors, principals, officers, employees and/or other representatives of each of SoftVest and Blackbeard and their respective Affiliates (as defined below), and (y) certain other members of the Board that are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates, may, directly or indirectly, now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation is engaging or proposes to engage, the provisions of this Article VII are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of SoftVest, Blackbeard, or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and shareholders in connection therewith.

B. To the fullest extent permitted by the TBOC and applicable law, none of (i) SoftVest, (ii) Blackbeard, or (iii) any Non-Employee Director of the Corporation (including any Non-Employee Director who serves as an officer of the Corporation) or any of their respective Affiliates (other than the Corporation, any of its subsidiaries or their respective officers or employees) (collectively, the “Identified Persons”) shall have any duty to refrain from (1) engaging in the same or similar activities or lines of business in which the Corporation is engaging or proposes to engage, (2) doing business with any client, customer or vendor of the Corporation, or (3) otherwise competing, directly or indirectly, with the Corporation or any of its Affiliates and no Identified Person shall, to the fullest extent permitted by law, be deemed to have breached its fiduciary duties, if any, to the Corporation solely by reason of such Identified Person’s engaging in any such activity. Except as otherwise agreed in writing between the Corporation and the applicable Identified Person, in the event that an Identified Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and such Identified Person, such Identified Person shall to the fullest extent permitted by law have fully satisfied and fulfilled its fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by the TBOC and applicable law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its Affiliates. In the case of any corporate opportunity in which the Corporation has renounced its interest and expectancy in the previous sentence, such Identified Person shall to the fullest extent permitted by law not be liable to the Corporation or its shareholders for breach of any fiduciary duty by reason of the fact that such Identified Person acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person, or otherwise does not communicate information regarding such corporate opportunity to the Corporation.

C. Notwithstanding the foregoing, the Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section B of this Article VII shall not apply to any such corporate opportunity.

D. For purposes of this Article VII, (1) “Affiliates,” means (i) in respect of the Corporation, any entity controlled by the Corporation (for the purposes of this definition, “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by agreement or otherwise), (ii) in respect of SoftVest, any person that, directly or indirectly, is controlled or managed by, or is under common control with, SoftVest Advisors, LLC or SoftVest, L.P., and shall include any principal, member, director, partners, shareholders, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), and (iii) in respect of Blackbeard, any person that, directly or indirectly, is controlled or managed by, or is under common control with, NGP Energy Capital Management, L.L.C. or any investment fund managed by NGP Energy Capital Management, L.L.C., and shall include any principal, member, director, partners, shareholders, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), and (2) “corporate opportunities” shall include, but not be limited to, business opportunities that the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation’s business, are of practical advantage to it and are opportunities in which the Corporation, but for Section A of this Article VII, would have an interest or a reasonable expectancy.

E. To the fullest extent permitted by law, any person holding, purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VII.

ARTICLE VIII

TBOC Section 21.419

The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto.

ARTICLE IX

Miscellaneous

A. Exclusive Forum for Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Texas Business Court in the First Business Court Division (“Business Court”) of the State of Texas (provided, that if the Business Court is not then accepting filings or determines that it lacks jurisdiction, the United States District Court for the Northern District of Texas, Dallas Division (the “Federal Court”) or, if the Federal Court lacks jurisdiction, the state district court of Dallas County, Texas) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the TBOC or this A&R Certificate of Formation or the Bylaws (in each case, as they may be amended from time to time), or as to which the TBOC confers jurisdiction on the Business Court, (iv) any action to interpret, apply, enforce or determine the validity of this A&R Certificate of Formation or the Bylaws, (v) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, (vi) any other action asserting a claim against the Corporation, its directors, officers or employees constituting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, and (vii) any other action within the jurisdiction of the Business Court, including any claims within the supplemental jurisdiction of the Business Court, and (b) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended (the “Securities Act”), including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this Section A of this Article IX shall not apply to any direct claims under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts of the United States have exclusive jurisdiction.

B. WAIVER OF JURY TRIAL. Each CURRENT OR FORMER shareholder, AND BENEFICIAL OWNER OF SHARES, DIRECTOR AND OFFICER OF THE CORPORATION irrevocably and unconditionally waives any right it may have to a trial by jury in any legal action, suit, or proceeding, whether at law or in equity, arising out of or relating to (a) any “internal entity claim” as that term is defined in Section 2.115 of the TBOC, (B) to the fullest extent permitted by applicable law, in any other claim, action, or proceeding against the Corporation or any director, officer, or other employee of the Corporation, and (c) any claim arising under or pursuant to the tboc, this A&R certificate of formation or the bylaws (in each case, as amended from time to time). Each shareholder agrees that such shareholder’s holding or acquisition of shares of capital stock of the Corporation or, to the extent permitted by law, options or rights to acquire shares of capital stock of the Corporation following the adoption of this A&R Certificate of Formation, constitutes such shareholder’s intentional and knowing waiver of any right to trial by jury with respect to such claims.

C. Business Combinations. The Corporation elects not to be governed by Subchapter M of Chapter 21 of the TBOC, including Section 21.606 thereof.

D. Derivative Proceedings. No shareholder or group of shareholders may institute or maintain a derivative proceeding in the right of the Corporation unless the shareholder or group of shareholders is a Shareholder (as defined in Section 21.551(2) of the TBOC) that, at the time the derivative proceeding is instituted, beneficially owns a number of shares of common stock sufficient to meet an ownership threshold of at least three percent of the outstanding shares of the Corporation.

ARTICLE X

Severability

If any provision or provisions of this A&R Certificate of Formation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this A&R Certificate of Formation (including, without limitation, each portion of any paragraph of this A&R Certificate of Formation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this A&R Certificate of Formation (including, without limitation, each such portion of any paragraph of this A&R Certificate of Formation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its current or former directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XI

Amendment of A&R Certificate of Formation

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this A&R Certificate of Formation, and any other provisions authorized by the TBOC may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this A&R Certificate of Formation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding any other provision of this A&R Certificate of Formation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this A&R Certificate of Formation or by any certificate of designations relating to any series of Preferred Stock, the affirmative vote of the holders of capital stock representing a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this A&R Certificate of Formation, or to adopt any new provision of this A&R Certificate of Formation; provided that, notwithstanding the foregoing, no vote of the holders of any class or series of capital stock shall be required for, and this Article XI shall not apply to, (i) any amendment, alteration, change or repeal of any provision of this A&R Certificate of Formation that the Board is authorized to adopt without shareholder approval pursuant to Section 21.053 of the TBOC (or any successor provision), or (ii) the adoption, amendment, restatement or filing of any certificate of designation establishing, or setting forth the designations, preferences, limitations and relative rights of, one or more series of Preferred Stock pursuant to Article IV hereof and Sections 21.155 and 21.156 of the TBOC. Any amendment, repeal or modification of any of Article VI, Article VII, Article VIII, Article IX, and this sentence of this A&R Certificate of Formation shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this A&R Certificate of Formation as of this [●] of [●], 2026.

PBT LAND AND MINERALS, INC.

By:	[●]
Name:	[●]
Title:	[●]

Signature Page to
A&R Certificate of Formation